Exhibit 99.3

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Financial Statements

Introduction
Set forth below are Phillips 66 Partners LP’s unaudited pro forma consolidated statements of income for the six months ended June 30, 2016, and for each of the years in the three-year period ended December 31, 2015, and the unaudited pro forma consolidated balance sheet as of June 30, 2016 (together with the notes to unaudited pro forma consolidated financial statements, the “pro forma financial statements”). Unless otherwise stated or the context otherwise indicates, all references to "Phillips 66 Partners," "the Partnership," "us," "our," "we," or similar expressions refer to Phillips 66 Partners LP, including its consolidated subsidiaries.

The pro forma financial statements have been prepared by making certain pro forma adjustments to the recasted consolidated financial statements included in our Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 1, 2016. Accordingly, the pro forma financial statements should be read in conjunction with such historical consolidated financial statements and related financial statements notes thereto.

On October 11, 2016, we entered into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") with Phillips 66 Partners GP LLC (our “General Partner”), Phillips 66 Company, and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66, to acquire the Eagle Asset Group (the "Acquired Assets") for total consideration of $1,305 million (the “Acquisition”). Pursuant to the terms of the Contribution Agreement, the consideration for the Acquisition will consist of $1,109 million of cash, and the issuance of new units with a fair value of $196 million, to be allocated between common units and general partner units, with the number of general partner units equal to that proportion necessary for the General Partner to maintain its 2 percent general partner interest in us.

The pro forma financial statements assume the issuance of 3,912,559 common units to P66 PDI and the issuance of 209,361 general partner units to our General Partner. The actual allocation of units will be determined at the closing of the Acquisition. We plan to fund the cash portion of the consideration, along with associated offering and transaction costs, with the issuance of public debt. The pro forma financial statements assume the public debt offering will result in net cash proceeds of $1,109 million. The actual size of the public debt offering may be different than that assumed in the pro forma financial statements. The Acquisition is expected to close in October 2016.

The Acquired Assets are presented at Phillips 66's historical cost, as the Acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.
The unaudited pro forma consolidated balance sheet as of June 30, 2016, has been prepared as if the Acquisition had occurred on that date. The unaudited pro forma consolidated statements of income for the six months ended June 30, 2016, and the year ended December 31, 2015, have been prepared as if the Acquisition had occurred on January 1, 2015. Pro forma adjustments, including transaction financing expenses and other incremental costs, were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2014 and 2013, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2015. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the Acquisition on the dates indicated, or the results that will be obtained in the future.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Six Months Ended June 30, 2016
	Phillips 66 Partners LP (a)	Acquired Assets (b)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Unaudited)	(Unaudited)
Revenues and Other Income
Operating revenues—related parties	$207.3	145.7	—		353.0
Operating revenues—third parties	4.1	11.0	—		15.1
Equity in earnings of affiliates	54.7	—	—		54.7
Other income	0.5	—	—		0.5
Total revenues and other income	266.6	156.7	—		423.3

Costs and Expenses
Operating and maintenance expenses	50.9	57.3	2.2	1, 2	110.4
Depreciation	28.4	17.7	—		46.1
General and administrative expenses	16.8	15.7	—		32.5
Taxes other than income taxes	11.1	9.1	—		20.2
Interest and debt expense	20.9	—	25.5	3	46.4
Other expenses	—	0.2	—		0.2
Total costs and expenses	128.1	100.0	27.7		255.8
Income before income taxes	138.5	56.7	(27.7)		167.5
Provision for income taxes	0.6	0.1	—		0.7
Net Income	137.9	56.6	(27.7)		166.8
Less: Net income attributable to Predecessors	18.1	—	—		18.1
Net income attributable to the Partnership	119.8	56.6	(27.7)		148.7
Less: General partner's interest in net income attributable to the Partnership	36.9	1.1	(0.6)		37.4
Limited partners' interest in net income attributable to the Partnership	$82.9	55.5	(27.1)		111.3

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$0.96				1.23

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	27,768	—	—		27,768
Common units—Phillips 66	59,026	—	3,913	11	62,939
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2015
	Phillips 66 Partners LP (c)	Acquired Assets (b)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)	(Unaudited)
Revenues and Other Income
Operating revenues—related parties	$290.5	291.8	—		582.3
Operating revenues—third parties	5.0	24.5	—		29.5
Equity in earnings of affiliates	77.1	—	—		77.1
Other income	5.4	—	—		5.4
Total revenues and other income	378.0	316.3	—		694.3

Costs and Expenses
Operating and maintenance expenses	85.2	118.0	4.3	1, 2	207.5
Depreciation	26.2	34.6	—		60.8
General and administrative expenses	31.1	31.5	—		62.6
Taxes other than income taxes	12.0	14.8	—		26.8
Interest and debt expense	33.9	—	51.0	3	84.9
Other expenses	0.1	0.5	—		0.6
Total costs and expenses	188.5	199.4	55.3		443.2
Income before income taxes	189.5	116.9	(55.3)		251.1
Provision for (benefit from) income taxes	0.3	(0.1)	0.2	4	0.4
Net Income	189.2	117.0	(55.5)		250.7
Less: Net income attributable to Predecessors	(5.0)	—	—		(5.0)
Net income attributable to the Partnership	194.2	117.0	(55.5)		255.7
Less: General partner's interest in net income attributable to the Partnership	41.0	2.3	(1.1)		42.2
Limited partners' interest in net income attributable to the Partnership	$153.2	114.7	(54.4)		213.5

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$2.02				2.62
Subordinated units—Phillips 66	1.24				1.95

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	23,376	—	—		23,376
Common units—Phillips 66	44,797	—	3,913	11	48,710
Subordinated units—Phillips 66	12,736	—	—		12,736
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2014
	Phillips 66 Partners LP (c)	Acquired Assets (b)	Phillips 66 Partners LP Pro Forma
	(Audited)	(Unaudited)
Revenues and Other Income
Operating revenues—related parties	$238.6	292.1	530.7
Operating revenues—third parties	6.1	18.0	24.1
Other income	0.1	0.5	0.6
Total revenues and other income	244.8	310.6	555.4

Costs and Expenses
Operating and maintenance expenses	55.1	128.7	183.8
Depreciation	16.8	29.2	46.0
General and administrative expenses	27.4	29.5	56.9
Taxes other than income taxes	4.5	11.9	16.4
Interest and debt expense	5.3	—	5.3
Other expenses	0.1	0.4	0.5
Total costs and expenses	109.2	199.7	308.9
Income before income taxes	135.6	110.9	246.5
Provision for income taxes	0.9	0.3	1.2
Net Income	134.7	110.6	245.3
Less: Net income attributable to Predecessors	18.7	—	18.7
Net income attributable to the Partnership	116.0	110.6	226.6
Less: General partner's interest in net income attributable to the Partnership	8.3	2.2	10.5
Limited partners' interest in net income attributable to the Partnership	$107.7	108.4	216.1

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$1.48		2.95
Subordinated units—Phillips 66	1.45		2.93

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	18,889	—	18,889
Common units—Phillips 66	19,380	—	19,380
Subordinated units—Phillips 66	35,217	—	35,217
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2013
	Phillips 66 Partners LP (c)	Acquired Assets (b)	Phillips 66 Partners LP Pro Forma
	(Audited)	(Unaudited)
Revenues and Other Income
Operating revenues—related parties	$190.7	250.5	441.2
Operating revenues—third parties	5.2	14.5	19.7
Other income	0.2	—	0.2
Total revenues and other income	196.1	265.0	461.1

Costs and Expenses
Operating and maintenance expenses	61.0	120.8	181.8
Depreciation	15.0	28.5	43.5
General and administrative expenses	19.0	24.6	43.6
Taxes other than income taxes	4.9	10.8	15.7
Interest and debt expense	0.3	—	0.3
Other expenses	0.1	0.4	0.5
Total costs and expenses	100.3	185.1	285.4
Income before income taxes	95.8	79.9	175.7
Provision for income taxes	0.5	1.3	1.8
Net Income	95.3	78.6	173.9
Less: Net income attributable to Predecessors	66.4	—	66.4
Net income attributable to the Partnership	28.9	78.6	107.5
Less: General partner's interest in net income attributable to the Partnership	0.6	1.6	2.2
Limited partners' interest in net income attributable to the Partnership	$28.3	77.0	105.3

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$0.40		1.49
Subordinated units—Phillips 66	0.40		1.50

Average Limited Partner Units Outstanding—Basic and Diluted (thousands)
Common units—public	18,889	—	18,889
Common units—Phillips 66	16,328	—	16,328
Subordinated units—Phillips 66	35,217	—	35,217
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Balance Sheet

	Millions of Dollars
	June 30, 2016
	Phillips 66 Partners LP (a)	Acquired Assets (b)	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
Assets	(Unaudited)	(Unaudited)
Cash and cash equivalents	$35.7	—	—	5	35.7
Accounts receivable—related parties	37.3	—	—		37.3
Accounts receivable—third parties	1.7	3.0	(3.0)	6	1.7
Materials and supplies	5.5	3.8	—		9.3
Other current assets	3.4	1.0	—		4.4
Total Current Assets	83.6	7.8	(3.0)		88.4
Equity investments	1,007.8	—	—		1,007.8
Net properties, plants and equipment	1,672.8	820.0	—		2,492.8
Goodwill	2.5	179.3	—		181.8
Deferred Rentals—related parties	5.4	—	—		5.4
Other assets	0.6	1.4	—		2.0
Total Assets	$2,772.7	1,008.5	(3.0)		3,778.2

Liabilities
Accounts payable—related parties	$5.7	—	—		5.7
Accounts payable—third parties	20.1	15.5	(15.5)	6	20.1
Payroll and benefits payable	—	1.6	(1.6)	6	—
Accrued property and other taxes	11.7	7.4	(7.4)	6	11.7
Accrued interest	16.7	—	—		16.7
Accrued environmental costs	0.8	1.1	(1.1)	6	0.8
Deferred revenues—related parties	6.4	0.1	—		6.5
Other current liabilities	0.2	1.3	—		1.5
Total Current Liabilities	61.6	27.0	(25.6)		63.0
Notes payable—related parties	212.0	—	—		212.0
Long-term debt	1,131.1	—	1,111.6	7	2,242.7
Asset retirement obligations	4.0	7.1	—		11.1
Accrued environmental costs	0.7	3.5	(3.5)	6	0.7
Deferred income taxes	0.8	0.8	(0.2)	4	1.4
Deferred revenues—related parties—long-term	19.7	0.7	—		20.4
Other noncurrent liabilities	—	2.8	—		2.8
Total Liabilities	1,429.9	41.9	1,082.3		2,554.1

Equity
Net investment	—	966.6	(966.6)	6, 8	—
Common unitholders - public	1,483.7	—	(0.8)	9	1,482.9
Common unitholder - Phillips 66	465.0	—	(1.4)	9	463.6
Subordinated unitholder - Phillips 66	—	—	—		—
General partner - Phillips 66	(605.1)	—	(116.5)	9, 10	(721.6)
Accumulated other comprehensive loss	(0.8)	—	—		(0.8)
Total Equity	1,342.8	966.6	(1,085.3)		1,224.1
Total Liabilities and Equity	$2,772.7	1,008.5	(3.0)		3,778.2
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Notes to Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation
The pro forma financial statements present the impact of the Acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the Acquisition had taken place as of June 30, 2016, in the case of the pro forma consolidated balance sheet, and as of January 1, 2015, in the case of the pro forma consolidated statements of income for the six months ended June 30, 2016, and the year ended December 31, 2015. Pro forma adjustments were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2014 and 2013, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2015.

For the three-year period ended December 31, 2015, the "Phillips 66 Partners LP" column represents our recasted historical consolidated financial statements, as included in our Current Report on Form 8-K that was filed with the SEC on August 1, 2016. Our historical consolidated financial statements were retrospectively adjusted from those filed in our 2015 Form 10-K due to our acquisition of common-control businesses during 2016.

The unaudited pro forma consolidated financial statements reflect the following transactions:

•	The acquisition of the Acquired Assets.

•	The financing of the acquisition and associated transaction and debt offering costs.

Unaudited Pro Forma Adjustments and Assumptions

(a)	Amounts were derived from the unaudited consolidated financial statements included in our Form 10-Q for the quarterly period ended June 30, 2016, as filed with the SEC on July 29, 2016.

(b)
Amounts derived from the Eagle Asset Group combined financial statements for the six months ended June 30, 2016 (unaudited), and three years ended December 31, 2015, included in this Current Report on Form 8-K as Exhibit 99.2. The pro forma allocation of the Eagle Asset Group's net income between the General Partner and limited partners is based on ownership interests, without consideration of incentive distribution rights.

(c)
Amounts derived from our audited consolidated financial statements for the three years ended December 31, 2015, included as Exhibit 99.3 in our Current Report on Form 8-K filed with the SEC on August 1, 2016.

Adjustments:

(1)
Reflects $1.7 million and $3.4 million of additional third-party liability, business interruption and property insurance premiums associated with the Acquired Assets that we expect to incur, based on estimates from our insurance brokers, for the six months ended June 30, 2016, and the year ended December 31, 2015, respectively.

(2)
Reflects $0.5 million and $0.9 million of expenses associated with new lease agreements associated with the Acquired Assets for the six months ended June 30, 2016, and the year ended December 31, 2015, respectively.

(3)
Reflects estimated interest expense of $25.5 million and $51.0 million associated with the public debt offering at an assumed annual interest rate of 4.55 percent, for the six months ended June 30, 2016, and the year ended December 31, 2015, respectively. If the annual interest rate were increased or decreased by 0.125 percent, the estimated annual interest expense would increase or decrease by $0.7 million for the six month period and $1.4 million for the 12 month period.

(4)	Reflects the estimated additional provision of $0.2 million for income taxes and the estimated reduction in deferred income tax liabilities of $0.2 million associated with the Acquisition.

(5)	Reflects net adjustments to cash as follows:
Increases to cash:
Assumed proceeds received from the public debt offering of $1,120.8 million
Decreases to cash:
Payment of estimated debt issuance costs of $9.2 million in connection with the public debt offering, including underwriter discounts, legal fees, accounting fees, and filing and printing fees.
Cash payment of $1,109.3 million to Phillips 66 as part of total consideration for the Acquisition.
Payment of estimated transaction costs of $2.3 million associated with the Acquisition, including legal and advisory fees, which are reflected as expense when incurred.

(6)	Reflects the elimination of receivables that Phillips 66 will retain and liabilities that Phillips 66 is obligated to pay pursuant to the terms of the Contribution Agreement.

(7)
Reflects an assumed public debt offering of $1,120.8 million offset by the estimated expenses and costs associated with the debt offering of $9.2 million, including underwriter discounts, legal fees, accounting fees, and filing and printing fees.

(8)	Reflects the elimination of Phillips 66’s net investment in the Eagle Asset Group at the closing of the Acquisition.

(9)
Payment of estimated transaction costs of $2.3 million associated with the Acquisition, including legal and advisory fees, which are allocated to the common unitholders and general partner in accordance with their assumed respective ownership percentages at June 30, 2016

(10)	Reflects the adjustment to the general partner's capital for the excess of consideration paid over historical book value of $116.4 million.

(11)
Reflects the issuance of issuance of 3,912,559 common units and 209,361 general partner units as consideration in the Acquisition. For the purpose of calculating the number of common units to be issued in connection with the Acquisition, a unit price of $47.49 was used, which was the closing price of our common units on October 7, 2016.

Pro Forma Net Income Per Limited Partner Unit

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners’ interests in pro forma net income attributable to the Partnership by the weighted-average number of common and subordinated units outstanding for the period. Because all newly issued common units and general partner units in connection with the Acquisition were assumed to have been outstanding for the entire fiscal year 2015 and first six months of 2016, the pro forma basic and diluted weighted-average number of common and subordinated units outstanding equals the actual weighted-average number of common and subordinated units outstanding for the year ended December 31, 2015 and six months ended June 30, 2016, plus the 3,912,559 of assumed newly issued common units.